Exhibit 99.5

CONSENT

      I hereby consent to being named in the Registration Statement on Form S-4 (No. 333-114548) filed by Fisher Scientific International Inc. (“Fisher”) and any amendments thereto as a person who will become a director of Fisher.

          Dated: May 21, 2004

/s/ SIMON B. RICH

(Signature)

SIMON B. RICH

(Name)